UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Minn Shares Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Change of Corporate Name

Effective on August 31, 2017, Minn Shares Inc. amended its certificate of incorporation to change its name to EVO Transportation & Energy Services, Inc. (the “Company”). The name change was effected pursuant to an amendment to the certificate of incorporation of the Company (the “Charter Amendment”), which was filed with the Delaware Secretary of State on August 31, 2017. The Charter Amendment changes the Company’s name to EVO Transportation & Energy Services, Inc., was duly approved by at least a majority of the board of directors of the Company, and was made without action by the stockholders of the Company pursuant to Section 242(b) of the Delaware General Corporation Law. A copy of the Charter Amendment is attached hereto as Exhibit 3.1. In connection with the Company’s name change, the Company’s common stock will trade on the OTC Pink Marketplace under the symbol “EVOA.” The change to ticker symbol will be effective at the start of trading on September 5, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2017	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation

4